SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(the "EXCHANGE ACT")

Date of Report (date of earliest event reported): August 28, 2001

NETSOL INTERNATIONAL, INC.
(the "COMPANY")
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-28861 (Commission File Number)	95-4627685 (IRS Employer Identification No.)

24025 PARK SORRENTO, SUITE 220, CALABASAS, CA 91302
(Address of Principal Executive Offices, Including Zip Code)

(818) 222-9195
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

    On August 18, 2001, at a Board of Directors meeting held in Lahore, Pakistan, Mr. Naeem Ghauri and Mr. Shahab Ghauri resigned their positions from the Board of Directors. Neither Mr. Naeem Ghauri nor Mr. Shahab Ghauri had any disagreements with the Registrant on any matter relating to the Registrant's operations, policies, or practices.

SIGNATURES:

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSOL INTERNATIONAL, INC.
By: /s/ NAEEM GHAURI (Print name and title of signing officer) Naeem Ghauri, CEO
Dated: August 28, 2001